Exhibit 11


                             First Health Group Corp.
                 Computation of Diluted Earnings Per Common Share
                        (In 000's except per share amounts)



                                                  Year Ended December 31,
                                                  -----------------------
                                               2001        2002        2003
                                              -------     -------     -------

 Net Income                                  $102,920    $132,938    $152,734
                                              =======     =======     =======
  Weighted average number of common
    shares outstanding:

  Shares outstanding from beginning of
    period                                     96,408     100,023      98,676
  Purchase of treasury stock                       --      (1,043)     (4,985)
  Other issuances of common stock               1,925       1,717       1,192

  Common share equivalents:

  Assumed exercise of common stock options      4,722       3,561       2,316
                                              -------     -------     -------
  Weighted average common and common
    share equivalents                         103,055     104,258      97,199
                                              =======     =======     =======

  Net income per share                       $   1.00    $   1.28    $   1.57
                                              =======     =======     =======
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                             First Health Group Corp.
                  Computation of Basic Earnings Per Common Share
                        (In 000's except per share amounts)



                                                  Year Ended December 31,
                                                  -----------------------
                                               2001        2002        2003
                                              -------     -------     -------

  Net Income                                 $102,920    $132,938    $152,734
                                              =======     =======     =======
  Weighted average number of common
    shares outstanding:

  Shares outstanding from beginning of
    period                                     96,408     100,023      98,676
  Purchase of treasury stock                       --      (1,043)     (4,985)
  Other issuances of common stock               1,925       1,717       1,192
                                              -------     -------     -------
  Weighted average common and common
    share equivalents                          98,333     100,697      94,883
                                              =======     =======     =======

  Net income per share                       $   1.05    $   1.32    $   1.61
                                              =======     =======     =======